SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

CAPLEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 26, 2013, CapLease, Inc. (“we” or the “Company”) entered into an underwriting agreement with Wells Fargo Securities, LLC, as underwriter. Pursuant to the terms and conditions of the underwriting agreement, the Company agreed to issue and sell 850,000 shares (the “Shares”) of its 7.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), to the underwriter. The underwriter agreed to pay the Company a purchase price per share of $23.95820 (reflecting a price to the public of $24.73235 per share including accrued dividends, less an underwriting discount of $0.77415 per share). The underwriting agreement contained customary representations and warranties, indemnification provisions and closing conditions. The foregoing description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement filed as Exhibit 1 to this Form 8-K and incorporated herein by reference. Legal opinions delivered regarding the legality of the Shares and certain tax matters are attached as Exhibits 5 and 8, respectively, to this Form 8-K.

The issuance and sale of the Shares closed on March 1, 2013.

Amendment to Operating Partnership Agreement

On February 28, 2013, the Company, as general partner of Caplease, LP (the “Operating Partnership”), amended the Operating Partnership’s First Amended and Restated Limited Partnership Agreement (the “Third Amendment”) to permit the issuance of 850,000 additional Series C Preferred Units of the Operating Partnership. The Series C Preferred Units will be issued to the Company in exchange for the contribution of the net proceeds from the Company’s sale of the Shares pursuant to the underwriting agreement. The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment filed as Exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2013, the Company amended its Articles of Incorporation solely to increase the number of authorized shares of its Series C Preferred Stock. The amendment was filed in connection with the underwriting agreement discussed in Item 1.01 above, and increases the authorized number of shares of Series C Preferred Stock by 850,000 shares, to a total of 1,700,000 shares. A copy of the Company’s Articles Supplementary, as filed with the Maryland State Department of Assessments and Taxation, is attached hereto as Exhibit 3, and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1	Underwriting Agreement, dated February 26, 2013, between the Company and Wells Fargo Securities, LLC

3	Articles Supplementary with respect to the 7.25% Series C Cumulative Redeemable Preferred Stock

5	Opinion of Hunton & Williams LLP regarding legality.

8	Opinion of Hunton & Williams LLP regarding tax matters.

10	Third Amendment to First Amended and Restated Limited Partnership Agreement of Caplease, LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel
and Corporate Secretary

DATE: March 1, 2013